Exhibit (n)

                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2002 in the Registration Statement (Form N-2 No. 333-67926 and 811-10473) and related Prospectus of Advantage Advisers Multi-Sector Fund I for the registration of shares of beneficial interest.




                                                       ERNST & YOUNG LLP


New York, New York
January 28, 2002